RP FINANCIAL, LC.
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Financial Services Industry Consultants


                                         July 26, 1996



Board of Directors
Home Federal Savings and Loan Association of Elgin
16 North Spring Street
Elgin, Illinois  60120

Gentlemen:

        We hereby consent to the use of our firm's name in the Application for Conversion of Home Federal Savings and Loan Association of Elgin, Elgin, Illinois, and any amendments thereto, in the Form S-1 Registration Statement for Home Bancorp of Elgin, Inc., and any amendments thereto, and in the Form AC for Home Federal Savings and Loan Association of Elgin, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Home Bancorp of Elgin, Inc.

                                            Very truly yours,

                                            RP FINANCIAL, LC.


                                            /s/ Gregory E. Dunn
                                            Gregory E. Dunn
                                            Senior Vice President


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